UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

GUITAR CENTER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to Credit Agreement.  On February 8, 2005, Guitar Center, Inc. (the “Company” or “we”) entered into a Third Amendment (the “Amendment”) to the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”), dated December 21, 2001, by and among Wells Fargo Retail Finance, LLC, a Delaware limited liability company, as the arranger and administrative agent for the lenders group, the lenders thereunder, the Company and our principal operating subsidiaries.  The changes to the Loan Agreement implemented by the Amendment include the following:

•                  Reduced the applicable margin above base rates and Libor used to calculate the interest rate applicable to loans under the Loan Agreement;

•                  Reduced the prepayment premium provided for in the Loan Agreement;

•                  Reduced the fee payable on unused loan commitments;

•                  Modified the limitations on investments by us generally and in “cash equivalents” (as defined in the Amendment) in particular;

•                  A provision permitting us, at our election but subject to compliance with the Loan Agreement and the payment of a specified fee, to increase the maximum amount of loans and other credit advances under the Loan Agreement from $125 million to $150 million;

•                  A provision permitting us to make “permitted acquisitions” (as defined in the Loan Agreement) of up to $200 million in the aggregate;

•                  Increased the size of the letter of credit subfacility to $25 million;

•                  Extended the term from 2007 to 2010; and

•                  Modified the reporting requirements applicable to us.

The full text of the Amendment is filed as Exhibit 10.1 to this Current Report and incorporated herein by this reference.  The description of the Amendment provided above is qualified in its entirety by the full text as attached.

Merger Agreement with Music & Arts Center, Inc.  On February 8, 2005, two of our subsidiaries entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Guitar Center Stores, Inc., a wholly-owned subsidiary of the Company (“GCSI”) , GCSI Acqusition Corp., a Maryland corporation (“Merger Sub”), Music & Arts Center, Inc., a Maryland corporation (“MAC”), and the common stockholders of MAC (the “Stockholders”), pursuant to which it is contemplated that MAC will become a wholly-owned subsidiary of GCSI.  MAC is a privately-held musical instruments retailer based in Maryland which primarily addresses the beginning musician, with an emphasis on rentals, music lessons and band and orchestra instrument sales.  MAC’s operations include approximately 60 retail locations and seven educational support centers.

The purchase price for the stock of MAC is $90 million, subject to adjustment for the actual level at closing of working capital and a term note of MAC due to its bank, and seller transaction expenses.  In addition, we are assuming designated debt and other deferred obligations, presently estimated at approximately $8 million.  The purchase consideration for the stock of MAC is all cash, with $7 million to be held in an escrow account for 18 months as partial security for the Stockholders’ indemnification obligations in the event of a breach of a representation, warranty, covenant or agreement contained in the Merger Agreement or any related instrument.  The Merger Agreement also includes representations and warranties of the parties and covenants and agreements regarding the operation of the business of MAC during the period from the execution of the Merger Agreement to closing.

The conditions of the parties to the Merger Agreement are subject to the satisfaction or waiver of specified conditions, any of which may be waived by the party benefiting from the relevant provision.

The conditions of each party are subject to, among other things:

•                  No order of any governmental entity, court or similar body shall have been issued which prevents or prohibits consummation of the transactions contemplated by the Merger Agreement;

•                  Any waiting period under applicable antitrust and competition laws shall have expired or been terminated; and

•                  A real property lease between MAC and a related party shall have been amended on specified terms.

The conditions of the obligations of GCSI and Merger Sub are also subject to, among other things:

•                  The representations and warranties of MAC and the Stockholders being true and correct in all material respects as of the date of the Agreement and the date of closing;

•                  MAC shall have complied in all material respects with the agreements and covenants provided for in the Merger Agreement;

•                  All consents and approvals required by the Merger Agreement, including those of landlords under certain facility leases, shall have been obtained;

•                  No material adverse change in the business, operations, assets, liabilities, condition, results of operations or prospects of MAC shall have occurred or reasonably be expected to occur;

•                  There shall not be pending or threatened any court or similar proceedings that meets specified criteria;

•                  Certain designated ancillary agreements shall have been executed and delivered;

•                  Audited financial results of MAC for its fiscal year ended January 31, 2005 shall have met designated criteria for pre-tax net income, as adjusted in accordance with the Merger Agreement;

•                  The continued employment status of Kenneth O’Brien, the CEO of MAC;

•                  Release of specified liens;

•                  Receipt of financing by GCSI under the Loan Agreement or otherwise sufficient to pay the purchase price; and

•                  Termination of a prior shareholders agreement.

The conditions of the obligations of MAC and the Stockholders are also subject to, among other things:

•                  The representations and warranties of GCSI and the Merger Sub being true and correct in all material respects as of the date of the Agreement and the date of closing;

•                  GCSI and Merger Sub shall have complied in all material respects with the agreements and covenants provided for in the Merger Agreement;

•                  Certain designated consents and approvals required by the Merger Agreement, including those of landlords under certain facility leases, shall have been obtained; and

•                  Certain designated ancillary agreements shall have been executed and delivered.

The Merger Agreement may be terminated by GCSI or MAC upon certain designated uncured breaches, or if the transaction is not closed by April 15, 2005, however each has a further unilateral right to extend that termination date to May 15, 2005 if certain specified conditions, generally relating to clearance under the antitrust or competition laws, receipt of third party consents and court proceedings, have not been satisfied.

The full text of the Merger Agreement is filed as Exhibit 10.2 to this Current Report and incorporated herein by this reference.  The description of the Merger Agreement provided above is qualified in its entirety by the full text as attached.

* * * * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: February 10, 2005
	By:	/s/ BRUCE ROSS
Bruce Ross
Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Second Amended and Restated Loan and Security Agreement, effective February 8, 2005.

10.2

Agreement and Plan of Merger, dated as of February 8, 2005, by and among Guitar Center Stores, Inc., a Delaware corporation, GCSI Acqusition Corp., a Maryland corporation, Music & Arts Center, Inc., a Maryland corporation, and the common stockholders of Music & Arts Center, Inc.